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CUSIP No. 66986W 10 8                                        Page 13 of 13 Pages


                                   EXHIBIT 1

                                 JOINT FILING
                                 ------------

     Douglas Williams Family Limited Partnership, Brodersen-Williams Eye Institute, P.C. and Douglas P. Williams, M.D. hereby agree that the Schedule 13G to which this Agreement is attached is being filed on behalf of each of Douglas Williams Family Limited Partnership, Brodersen-Williams Eye Institute, P.C. and Douglas P. Williams, M.D.

Date:  February 11, 2000

                              DOUGLAS WILLIAMS FAMILY LIMITED PARTNERSHIP


                              By:  Brodersen-Williams Eye Institute, P.C.,
                                   its General Partner


                                   By:  /s/ DOUGLAS P. WILLIAMS, M.D.
                                        -----------------------------
                                   Its: President


                              BRODERSEN-WILLIAMS EYE INSTITUTE, P.C.


                              By:  /s/ DOUGLAS P. WILLIAMS, M.D.
                                   -----------------------------
                              Its: President


                              /s/ DOUGLAS P. WILLIAMS, M.D.
                              -----------------------------
                              Douglas P. Williams, M.D.